Exhibit 99.13

PHYSICIANS’ INSURANCE PROGRAM EXCHANGE
I/We hereby appoint Lewis S. Sharps, M.D. and Leslie Latta, or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent me/us and to vote for me/us as designated on the reverse side, at the Special Meeting of Subscribers to be held on ___________, 2019, or any postponement or adjournment thereof.
This proxy, if properly signed, will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (a) “FOR” APPROVAL OF THE PLAN OF CONVERSION, and (b) “FOR” APPROVAL OF THE MERGER OF PHYSICIANS’ INSURANCE PROGRAM EXCHANGE WITH AND INTO PIPE CONVERSION CORP. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Subscribers or any postponement or adjournment thereof.
Voting in favor of the Plan of Conversion will not obligate you to purchase Positive Physicians Holdings, Inc. common stock in the offering.
THIS PROXY IS SOLICITED ON BEHALF OF THE ATTORNEY-IN-FACT OF PHYSICIANS’ INSURANCE PROGRAM EXCHANGE.
Please vote and sign on the other side.

[X]	Please mark your vote as in this example.
THE ATTORNEY-IN-FACT RECOMMENDS A VOTE “FOR” THE FOLLOWING:
Approval of the Plan of Conversion:
FOR     [    ]     AGAINST     [    ]
Approval of the merger of Physicians’ Insurance Program Exchange with and into PIPE Conversion Corp. and adoption and approval of the Agreement and Plan of Merger between Physicians’ Insurance Program Exchange, PIPE Conversion Corp. and Positive Physicians Holdings, Inc.:
FOR     [    ]     AGAINST     [    ]

The undersigned hereby acknowledges receipt of the Proxy Statement dated ________________, 2019 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY REPLY ENVELOPE)

Signature	Date:	, 2019
Only one signature is required in the case of joint subscribers. Please sign exactly as name appears hereon.

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